Exhibit 99.1
NEWS RELEASE

Broadcom Business Press Contact	Broadcom Investor Relations Contact
Bill Blanning	T. Peter Andrew
Vice President, Global Media Relations	Vice President, Corporate Communications
949-926-5555	949-926-5663
blanning@broadcom.com	andrewtp@broadcom.com
Broadcom Reports First Quarter 2008 Results
Conference Call to be Webcast Today at 1:45 p.m. Pacific Time
IRVINE, Calif. — April 22, 2008 — Broadcom Corporation (Nasdaq: BRCM) today reported unaudited financial results for its first quarter ended March 31, 2008.
Net revenue for the first quarter of 2008 was $1.032 billion, an increase of 0.5% compared with the $1.027 million reported for the fourth quarter of 2007 and an increase of 14.5% compared with the $901.5 million reported for the first quarter of 2007. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the first quarter of 2008 was $74.3 million, or $.14 per share (diluted), compared with GAAP net income of $90.3 million, or $.16 per share (diluted), for the fourth quarter of 2007, and GAAP net income of $61.0 million, or $.10 per share (diluted), for the first quarter of 2007.
Net revenue for the first quarter of 2008 and fourth quarter of 2007 included royalties of $35.6 million and $31.8 million, respectively, received pursuant to a patent license agreement entered into in July 2007.
“Broadcom’s first quarter results came in much stronger than we expected, driven primarily by greater demand within our traditional wireline businesses — Enterprise Networking and Broadband Communications. This increased demand enabled Broadcom to achieve a record

Broadcom Reports First Quarter 2008 Results

revenue level and strong cash flow from operations and to fund an aggressive share repurchase program,” said Scott A. McGregor, Broadcom’s President and Chief Executive Officer. “While we remain cautious on the macroeconomic front, based on strong ordering trends from our customers throughout the first quarter, we expect solid revenue growth for the second quarter within each of our three major target markets.”
Conference Call Information
As previously announced, Broadcom will conduct a conference call with analysts and investors to discuss its first quarter of 2008 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial or other statistical information required by Securities and Exchange Commission (SEC) Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 5:00 p.m. Pacific Time, Tuesday, May 6, 2008.
About Broadcom
Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom® products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. We provide the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.
Broadcom is one of the world’s largest fabless semiconductor companies, with 2007 revenue of $3.78 billion, and holds over 2,600 U.S. and 1,200 foreign patents, more than 7,450 additional pending patent applications, and one of the broadest intellectual property portfolios addressing both wired and wireless transmission of voice, video, data and multimedia.

Broadcom Reports First Quarter 2008 Results

Broadcom is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at www.broadcom.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, references to our expectations regarding customer orders and future revenue growth. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
These risks and uncertainties include, but are not limited to:
•	general economic and political conditions and specific conditions in the markets we address, including the continuing volatility in the technology sector and semiconductor industry, trends in the broadband communications markets in various geographic regions, including seasonality in sales of consumer products into which our products are incorporated, and possible disruption in commercial activities related to terrorist activity or armed conflict;

•	the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory;

•	the gain or loss of a key customer, design win or order;

•	the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets;

•	our ability to scale our operations in response to changes in demand for our existing products and services or demand for new products requested by our customers;

•	our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a cost-effective and timely manner;

•	our dependence on a few significant customers for a substantial portion of our revenue;

•	risks and uncertainties resulting from Broadcom’s recent equity award review, including potential claims and proceedings related to such matters, such as shareholder litigation and any action by the SEC, U.S. Attorney’s Office or other governmental agency that could result in civil or criminal sanctions against the company and/or certain of our current or former officers, directors or employees, or other actions taken or required as a result of the review;

Broadcom Reports First Quarter 2008 Results

•	intellectual property disputes and customer indemnification claims and other types of litigation risk;

•	our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans;

•	the effectiveness of our expense and product cost control and reduction efforts;

•	the quality of our products and any potential remediation costs;

•	the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials;

•	the risks of producing products with new suppliers and at new fabrication and assembly and test facilities;

•	problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration;

•	our ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets;

•	delays in the adoption and acceptance of industry standards in our target markets;

•	changes in our product or customer mix;

•	the volume of our product sales and pricing concessions on volume sales;

•	competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products;

•	the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification;

•	fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products;

•	the risks and uncertainties associated with our international operations, particularly in light of terrorist activity, armed conflict or political unrest; and

•	the level of orders received that can be shipped in a fiscal quarter.
Our Annual Report on Form 10-K, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Broadcom®, the pulse logo, Connecting everything® and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

Broadcom Reports First Quarter 2008 Results

BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2008(a)	2007
Net revenue	$1,032,210	$901,481
Cost of revenue	481,163	440,949

Gross profit	551,047	460,532
Operating expense:
Research and development	355,688	300,810
Selling, general and administrative	111,946	128,647
Amortization of purchased intangible assets	183	329
In-process research and development	10,900	300
Impairment of other intangible assets	—	1,500
Settlement costs	15,810	—

Income from operations	56,520	28,946
Interest income, net	20,104	37,008
Other income (expense), net	924	(1,409)

Income before income taxes	77,548	64,545
Provision for income taxes	3,234	3,554

Net income	$74,314	$60,991

Net income per share (basic)	$.14	$.11

Net income per share (diluted)	$.14	$.10

Weighted average shares (basic)	530,338	547,860

Weighted average shares (diluted)	539,827	585,740

(a)	Includes royalties in the amount of $35.6 million received pursuant to a patent license agreement entered into in July 2007.
     The following table presents details of total stock-based compensation expense included in each functional line item in the unaudited condensed consolidated statements of income above:

	Three Months Ended
	March 31,
	2008	2007
Cost of revenue	$5,465	$5,814
Research and development	78,706	78,431
Selling, general and administrative	29,065	32,626
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Broadcom Reports First Quarter 2008 Results

BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended
	March 31,
	2008	2007
Operating activities
Net income	$74,314	$60,991
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,249	13,299
Stock-based compensation expense:
Stock options and other awards	58,029	79,145
Restricted stock units issued by the company	55,207	37,726
Acquisition-related items:
Amortization of purchased intangible assets	4,118	3,379
In-process research and development	10,900	300
Impairment of intangible assets	—	1,500
Loss on strategic investments, net	—	2,637
Changes in operating assets and liabilities:
Accounts receivable	6,581	22,459
Inventory	9,911	2,383
Prepaid expenses and other assets	(6,296)	(16,290)
Accounts payable	46,014	21,475
Accrued settlement liabilities	10,000	(2,000)
Other accrued and long-term liabilities	(46,959)	17,652

Net cash provided by operating activities	239,068	244,656

Investing activities
Net purchases of property and equipment	(25,662)	(63,964)
Net cash paid for acquisitions and other purchased intangible assets	(19,795)	(47,677)
Purchases of strategic investments	(355)	(3,500)
Purchases of marketable securities	(135,194)	(268,932)
Proceeds from sales and maturities of marketable securities	148,183	378,154

Net cash used in investing activities	(32,823)	(5,919)

Financing activities
Repurchases of Class A common stock	(391,732)	(425,062)
Minimum tax withholding paid on behalf of employees for restricted stock units	(12,130)	(23,991)
Proceeds from issuance of common stock, net	12,314	80,825

Net cash used in financing activities	(391,548)	(368,228)

Decrease in cash and cash equivalents	(185,303)	(129,491)
Cash and cash equivalents at beginning of period	2,186,572	2,158,110

Cash and cash equivalents at end of period	$2,001,269	$2,028,619

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	March 31,	December 31,
	2008	2007
	(In thousands)
Cash and cash equivalents	$2,001,269	$2,186,572
Short-term marketable securities	90,033	141,728
Long-term marketable securities	114,456	75,352

Total cash, cash equivalents and marketable securities	$2,205,758	$2,403,652

Decrease from prior quarter end	$(197,894)

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Broadcom Reports First Quarter 2008 Results

BROADCOM CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$2,001,269	$2,186,572
Short-term marketable securities	90,033	141,728
Accounts receivable, net	362,436	369,004
Inventory	221,402	231,313
Prepaid expenses and other current assets	125,413	125,663

Total current assets	2,800,553	3,054,280
Property and equipment, net	250,526	241,803
Long-term marketable securities	114,456	75,352
Goodwill	1,376,936	1,376,721
Purchased intangible assets, net	42,489	46,607
Other assets	49,571	43,430

Total assets	$4,634,531	$4,838,193

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$360,571	$313,621
Wages and related benefits	137,373	147,853
Deferred revenue	7,907	15,864
Accrued liabilities	239,593	253,226

Total current liabilities	745,444	730,564
Commitments and contingencies
Long-term deferred revenue	7,006	8,108
Other long-term liabilities	63,568	63,373
Shareholders’ equity	3,818,513	4,036,148

Total liabilities and shareholders’ equity	$4,634,531	$4,838,193

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Broadcom Reports First Quarter 2008 Results

BROADCOM CORPORATION
Unaudited Supplementary Financial Data
(In thousands)
     The following table presents details of supplementary financial data included in each functional line item in the unaudited condensed consolidated statements of income:

	Three Months Ended
	March 31,
	2008	2007
Cost of revenue:
Stock-based compensation	$5,465	$5,814
Amortization of purchased intangible assets	3,935	3,050

Research and development:
Stock-based compensation	78,706	78,431

Selling, general and administrative:
Stock-based compensation	29,065	32,626
Recovery of legal fees related to certain litigation	(8,569)	—

Other operating expense:
Amortization of purchased intangible assets	183	329
In-process research and development (1)	10,900	300
Impairment of intangible assets	—	1,500
Settlement costs (2)	15,810	—

Other:
Employer payroll tax expense on certain stock option exercises	930	1,886
Charges related to equity award review	—	3,434
Loss on strategic investments, net	—	2,637
Non-operating gains	—	(3)

(1)	Recorded in connection with the company’s acquisition of Sunext Design, Inc. in the three months ended March 31, 2008.

(2)	Recorded accrued settlement costs included $12.0 million related to Broadcom’s settlement with the Securities and Exchange Commission, which was announced separately today, as well as $3.8 million related to a patent infringement claim.
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